Exhibit 10.18

EXECUTION VERSION

IN MAKING AN INVESTMENT DECISION THE PURCHASER HAS RELIED ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES SUBSCRIBED FOR HEREUNDER HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE OR NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES SUBSCRIBED FOR HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE PURCHASER SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CLASS A UNIT SUBSCRIPTION AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of January 24, 2014, by and between PSAV Holdings LLC, a Delaware limited liability company (the “Company”), and J. Michael McIlwain (the “Purchaser”).

WHEREAS, PSAV Acquisition Corp., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“Buyer”) and AVSC Holding LLC, a Delaware limited liability company (“Seller”) have entered into that certain Stock Purchase Agreement, dated as of November 15, 2013 (the “Purchase Agreement”), pursuant to which Buyer has agreed to purchase the outstanding shares (other than the shares to be held by certain individuals that will be contributing their shares of Target indirectly to the Company through separate arrangements) of common stock of AVSC Holding Corp. (the “Target”, and such purchase the “Transaction”) (terms capitalized but not defined herein shall have the meaning ascribed to them in the Purchase Agreement, unless otherwise noted, with the exception of the term “Class A Unit”, which shall have the meaning ascribed to it in the LLC Agreement, as defined below);

WHEREAS, on the Closing Date, on the terms and subject to the conditions set forth herein, the Purchaser desires to subscribe for and purchase, and the Company desires to sell to the Purchaser, a certain number of Class A Units as set forth herein; and

WHEREAS, upon the consummation of the transactions contemplated hereby, Purchaser shall become a member of the Company pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of the Closing Date among the Company and certain other persons named therein (as such agreement may be amended, modified or restated from time to time in accordance with its terms “LLC Agreement”);

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Purchase and Sale of Units

Section 1.01. Purchase and Sale of the Purchased Units. On the Closing Date, the Company shall sell and the Purchaser shall purchase Class A Units (the “Purchased Units”) for an aggregate purchase price of $190,932.27 (the “Purchase Price”). Purchaser shall purchase such Class A Units at the same price per Class A Unit as that to be paid by Broad Street Principal Investments, L.L.C. (“BSPI”) in respect of its purchase of Class A Units on the Closing Date. Purchaser agrees that the Company or its Subsidiaries (as such term is defined in the LLC Agreement) shall be allowed to withhold from any Phantom Plan Award Payment or LTIP Payment (as such terms are defined in the LLC Agreement) an amount equal to the Purchase Price in satisfaction of the payment of the Purchase Price hereunder.

Section 1.02. Delivery of Purchased Units and of the Purchase Price. On the Closing Date, the Purchaser shall pay the Purchase Price in cash by wire transfer of immediately available funds to the account designated by the Company. As consideration for the payment of the Purchase Price, the Company will issue in the name of the Purchaser the Purchased Units.

Section 1.03. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the Closing Date. At the Closing, as a condition precedent to the obligation of the Company to issue the Purchased Units to the Purchaser, the Purchaser shall deliver (or have already delivered) to the Company a duly executed counterpart signature page to the LLC Agreement substantially in the form attached hereto as Exhibit A.

ARTICLE II

Representations and Warranties

Section 2.01. Representations and Warranties of the Company. The Company makes the following representations and warranties to the Purchaser, each and all of which shall be true and correct as of the date of this Agreement, and shall survive the execution and delivery of this Agreement:

(a) It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite legal and limited liability company power to enter into this Agreement, perform its obligations hereunder, and own its properties and assets.

(b) All limited liability company action on the part of the Company necessary for the execution and delivery by the Company of this Agreement and the performance of its obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and it constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy laws or other similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.

(c) The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder will not (i) result in any violation of its organizational documents, (ii) result in any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which it or its property is bound, (iii) result in any violation of any applicable law, regulation, injunction, order or court decree, (iv) assuming the accuracy of the representations and warranties of the Purchaser set forth herein, result in any obligation of the Company to file any notice or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from any, governmental or regulatory authority of the United States, any state thereof or any foreign jurisdiction or (v) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any of its assets or properties

(d) When issued in accordance with the terms of this Agreement, the Purchased Units will be (i) duly authorized and validly issued, and (ii) free and clear of all liens, except (A) as set forth in the LLC Agreement, (B) liens created by or imposed upon the Purchaser and (C) restrictions on transfer under federal, state and/or foreign securities laws

Section 2.02. Representations and Warranties of the Purchaser. To induce the Company to issue the Purchased Units as herein provided, the Purchaser makes the following representations and warranties to the Company, each and all of which shall be true and correct as of the date of this Agreement and as of the Closing Date, and shall survive the execution and delivery of this Agreement:

(a) The Purchaser is an adult with full power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder.

(b) The Purchaser (i) has the legal capacity to purchase and hold the Purchased Units and represents that the subscription for the Purchased Units and the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not result in (A) any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which the Purchaser or the Purchaser’s property is bound, (B) any violation by the Purchaser of any applicable law, regulation or court decree or (C) any obligation of the Purchaser to file any notice or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from any, governmental or regulatory authority of the United States, any state thereof or any foreign jurisdiction; (ii) has obtained such tax and legal advice that he or she has deemed appropriate; and (iii) represents that the Purchaser’s home address is as set forth on the signature page hereof.

(c) All action on the part of the Purchaser necessary for the execution and delivery by the Purchaser of this Agreement and the performance of its obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Purchaser and it constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy laws or other similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.

(d) The Purchaser has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision with respect thereto.

(e) The Purchaser has had an opportunity to consult with legal and financial advisors concerning this Agreement and its subject matter. The Purchaser has read and understood this Agreement and has received, and read, and is familiar with, the LLC Agreement and is aware that no federal or state agency has passed upon the Purchased Units or made any finding or determination concerning the fairness of this investment. The Purchaser has not relied on the Company for any information regarding the Company or the value of the Purchased Units. The Purchaser acknowledges that neither the Company nor any of its Affiliates is acting as a fiduciary or financial or investment advisor to the Purchaser, and have not given the Purchaser any investment advice, opinion or other information on whether the exchange described herein is prudent.

(f) The Purchaser understands that his or her investment in the Company involves a high degree of risk and is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Purchaser’s investment in such securities.

(g) The Purchaser has been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated by the Purchase Agreement and by this Agreement, which the Purchaser has requested to examine.

(h) The Purchased Units for which the Purchaser hereby subscribes will be acquired for its own account for investment purposes only. The Purchaser (i) acknowledges that the Purchased Units have not been registered under the Securities Act or any applicable state securities laws, (ii) is not purchasing the Purchased Units with a view toward distribution in a manner which would require registration under the Securities Act and (iii) does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell the Purchased Units for which he or she hereby subscribes.

(i) The Purchaser further acknowledges that, except as provided herein, he or she is receiving the Purchased Units without any representation or warranty, express or implied, at law or in equity, by the Company, Olympus Growth Fund VI L.P., BSPI, or any of their respective officers, managers, employees, Affiliates, Subsidiaries or advisors, including with respect to (i) merchantability or fitness for any particular purpose, (ii) the operation of the business of the Company and its Subsidiaries after the Closing Date in any manner, or (iii) the probable success or profitability of the business of the Company and its Subsidiaries after the Closing Date. In furtherance of the foregoing, except as may be provided in any definitive written agreement between the Purchaser and the Company, the Purchaser acknowledges that solely in connection with the Purchaser’s investment in the Company, no representation or warranty, express or implied, at law or in equity, of the Company or any of the other equityholders of the Company, or any of their respective officers, directors, employees, Affiliates or advisors with respect to the Company, the Purchased Units, its Subsidiaries, the business of the Company and its Subsidiaries or any of the assets or liabilities of the Company and its Subsidiaries, including any litigation relating to the Company and any financial projection or forecast delivered to the Purchaser with respect to the revenues, profitability or the performance of the Purchased Units which may arise from the operation of the Company and its Subsidiaries either before or after the Closing Date, shall form the basis of any claim against the Company, any of the other equityholders of Company or any of their respective officers, directors, employees, Affiliates or advisors with respect thereto or with respect to any related matter.

(j) Except as otherwise indicated on the signature page hereto, the Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Act, or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Act. Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(i) Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

(ii) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(iii) Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

(iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(v) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(vi) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

(vii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(viii) Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

(ix) Any entity in which all of the equity owners are accredited investors.

(k) The Purchaser acknowledges and agrees that nothing in this Agreement, or any other documents required to be entered into by the Purchaser in connection with this Agreement, shall create a fiduciary duty of Goldman, Sachs & Co. (“Goldman”) or any Affiliate thereof to the Company or Purchaser. Notwithstanding anything to the contrary herein or in any other document required to be entered into by the Purchaser or any actions or omissions by representatives of Goldman Sachs or any of its Affiliates in whatever capacity, including as a manager or observer to the Board of Managers of the Company, it is understood that neither Goldman Sachs nor any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company, Purchaser or any of their respective Affiliates or otherwise on behalf of the Company, Purchaser or any of their Affiliates unless retained to provide such services pursuant to a separate written agreement which agreement shall itself govern the terms and condition on which such services are provided and all related matters.

(l) The Purchaser understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The Purchaser represents and warrants that it is not a person named on an OFAC list, nor is the Purchaser a person with whom dealings are prohibited under any OFAC regulation.

ARTICLE III

Miscellaneous

Section 3.01. Acknowledgments by the Purchaser. The Purchaser hereby acknowledges, agrees and confirms that any confidential or proprietary written or oral information or data that may be provided by the Company to the Purchaser, whether prior to or after the date of this Agreement, in connection with the transactions contemplated by this Agreement shall be subject to Section 7.06 of the LLC Agreement.

Section 3.02. Expenses. Each of the Company and the Purchaser shall pay, and be responsible for, his or her own expenses and costs in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

Section 3.03. Amendments and Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 3.04. Transfer Restrictions. The Purchaser acknowledges and agrees that:

(a) the offering and sale of the Purchased Units is intended to be exempt from registration under the Securities Act, by virtue of the provisions of Rule 506 of Regulation D promulgated under the Securities Act or under Rule 701 under the Securities Act;

(i) none of the Purchased Units have been registered under the Securities Act or any securities or “blue sky” laws of any state;

(ii) there is no existing public or other market for the Purchased Units and there can be no assurance that the Purchaser will be able to sell or dispose of the Class A Units being acquired by the Purchaser hereunder; and

(iii) none of the Purchased Units may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless (A) in accordance with the LLC Agreement and (B) such shares are (1) registered under the Securities Act or (2) an exemption from such registration is available, in each case in accordance with any applicable securities or “blue sky” laws of any state.

Section 3.05. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile (followed by overnight courier), E mail (followed by overnight courier), or by registered or certified mail (postage prepaid, return receipt requested) to the other parties hereto as follows:

If to the Company:

PSAV Holdings LLC c/o Broad Street Principal Investments, L.L.C.
200 West Street
New York, New York 10282
Attention:	Bradley Gross
Facsimile:	(212) 357-5505
E mail:	bradley.gross@gs.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue New York, NY 10153
Attention:	Michael J. Aiello, Esq.
Facsimile:	(212) 310-8007
E mail:	michael.aiello@weil.com

with a copy to:

Kirkland & Ellis LLP
300 N. LaSalle Chicago, IL 60622
Attention:	John A. Schoenfeld and Benjamin P. Clinger
Facsimile:	(312) 862-2200
Email:	jschoenfeld@kirkland.com
benjamin.clinger@kirkland.com

If to the Purchaser:

To the address set forth on the signature page hereto. with a copy to:

Thompson Coburn LLP
55 East Monroe Street
37th Floor Chicago, IL 60603
Attention:	Mark S. Weisberg, Esq.
Facsimile:	(312) 580-2340
E mail:	mweisberg@thompsoncoburn.com

Section 3.06. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of New York, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement, agrees that all claims under any theory of liability, whether at law or equity, in contract, tort or otherwise, in respect of such action or proceeding may be heard and determined in any such court and agrees not to bring any such action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 3.05, above. Nothing in this Section 3.06, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.07. Remedies. The parties to this Agreement agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party hereto, damages would not be an adequate remedy, and the other parties hereto shall be entitled to specific performance and injunctive and other equitable relief (including preliminary injunctive relief) in addition to any other remedy to which it may be entitled, at Law or in equity. The parties to this Agreement further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. No delay of or omission in the exercise of any right, power or remedy to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power of remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach occurring before or after that waiver.

Section 3.08. Binding Effect; Assignment. The rights and obligations of each party under this Agreement may not be assigned to any other person or entity without the prior written consent of the other party hereto. This Agreement shall be binding upon the Company, the Purchaser and their respective heirs, successors, legal representatives and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person or entity other than the parties to this Agreement, and their respective successors and assigns.

Section 3.09. Entire Agreement. This Agreement and the LLC Agreement constitute the entire agreement of the parties hereto in respect of the subject matter hereof, and supersede any and all prior agreements or understandings between the parties hereto in respect of such subject matter.

Section 3.10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

COMPANY:

PSAV HOLDINGS LLC

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
	Title:	President & Secretary

[SIGNATURE PAGE TO CLASS A UNIT SUBSCRIPTION AGREEMENT]

PURCHASER:

/s/ J. Michael McIlwain

Name:	J. Michael McIlwain

Address:	[Address]

The Purchaser referenced above hereby certifies that he, she or it is (check one):

☒	an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	not an “accredited investor”

[SIGNATURE PAGE TO CLASS A UNIT SUBSCRIPTION AGREEMENT]

Exhibit A

Company LLC Agreement